EXHIBIT INDEX



Exhibit No.         Description                    Page
-----------         -----------                    ----

   A         Consolidated Balance Sheet at        Filed
             March 31, 1999                       herewith
             (Unaudited, subject to adjustment)

   B1        Consolidated Statement of Income and Filed
             Accumulated Deficit For the Quarter herewith ended March 31, 1999
             (Unaudited, Subject to Adjustment)

   C1        Consolidated Statement of Cash Flows Filed
             For the Quarter Ended March 31, 1999 herewith
             (Unaudited, Subject to Adjustment)

   B2        Consolidated Statement of Income and Filed
             Accumulated Deficit For the Twelve   herewith
             Months ended March 31, 1999
             (Unaudited, Subject to Adjustment)

   C2        Consolidated Statement of Cash Flows Filed
             For the Twelve Months March 31, 1999 herewith
             (Unaudited, Subject to Adjustment)